UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-A/A

Amendment No. 1

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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

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ADIAL PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	82-3074668
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1180 Seminole Trail, Suite 495, Charlottesville, VA 22901
(Address of principal executive offices) (Zip Code)

Securities to be registered to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:

Common Stock, Par Value $0.001 Per Share	The NASDAQ Stock Market LLC

Warrants to Purchase Shares of Common Stock	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.   ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.    ☐

If this form relates to the registration of a class of securities concurrently with Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-220368

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.  Description of Registrant’s Securities to be Registered.

This Amendment No. 1 to Registration Statement on Form 8-A amends and supplements the information set forth in the Registration Statement on Form 8-A (File No. 001-38323) (the “Initial Form 8-A”) filed by Adial Pharmaceuticals, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) on December 11, 2017 in connection with the Registrant’s common stock, par value $0.001 per share (the “Common Stock”). The Initial Form 8-A is being amended hereby to include both Common Stock and warrants to purchase shares of Common Stock. As a result of the foregoing, the Registrant hereby incorporates by reference herein (i) the description of the Registrant’s Common Stock to be registered hereunder, contained under the heading “Description of Our Securities—Common Stock” in the Registration Statement (as defined below), and (ii) the description of the Registrant’s warrants to purchase shares of Common Stock to be registered hereunder, contained under the heading “Description of The Securities We Are Offering—Warrants—Warrants to Be Issued in the Offering” in the Registrant’s Registration Statement on Form S-1 (File No. 333-220368), as initially filed with the Commission on September 7, 2017, including exhibits, and as amended from time to time thereafter (the “Registration Statement”).  In addition, the above-referenced descriptions included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2. Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: July 23, 2018

ADIAL PHARMACEUTICALS, INC.

By:	/s/ William B. Stilley
William B. Stilley, Chief Executive Officer

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